                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             HARTMARX CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                                  36-3217140
  (State or other jurisdiction of                    (I.R.S Employer
  incorporation or organization)                    Identification No.)

101 North Wacker Drive, Chicago, Illinois                 60606
 (Address of Principal Executive Offices)               (Zip Code)

                           1998 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                           FREDERICK G. WOHLSCHLAEGER
                     Senior Vice President, General Counsel
                                 and Secretary
                              Hartmarx Corporation
                             101 North Wacker Drive
                            Chicago, Illinois 60606
                                  312 357-5300
           (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                 Proposed       Proposed
Title of         Amount of      Maximum         Maximum         Amount of
Securities to    Shares to be   Offering Price  Aggregate       Registration
be Registered    Registered/1/  Per Share/2/    Offering Price  Fee
--------------------------------------------------------------------------------
Common Stock
$2.50 Par Value  1,675,000      $ 4.59          $7,688,250.00   $2,137.33
--------------------------------------------------------------------------------

/1/ This Registration Statement also covers the stock purchase rights (the "Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.

/2/ Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 24, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
--------------------------------------------------------------------------------

PURSUANT TO RULE 429, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NOS. 33-58653 AND 333-30549 COVERING 325,000 SHARES OF COMMON STOCK OFFERED PURSUANT TO THE HARTMARX CORPORATION 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

PROSPECTUS
--------------------------------------------------------------------------------


  1995 Stock Plan for Non-Employee                Hartmarx Corporation
             Directors                                Common Stock
                and                                 $2.50 Par Value
     1998 Incentive Stock Plan              Including Stock Purchase Rights

--------------------------------------------------------------------------------

HARTMARX--

may grant awards to directors and to key employees, including:

 . Directors of Hartmarx;
 . Officers and Employees Hartmarx; and
 . Officers and Employees of Hartmarx
  subsidiaries.

The awards may be in the form of:

 . Director Stock Options and Deferred Director Stock Awards, described on page
  3;
 . Employee Stock Options and Incentive Stock Options, described on page 6;
 . Stock Appreciation Rights, described on page 6; and
 . Restricted Stock Awards, described on
  page 7.


 Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is March [ ], 1999

                              HARTMARX CORPORATION
                             101 North Wacker Drive
                            Chicago, Illinois 60606
                            Telephone: 312 372-6300

   You should rely only on information in this document or information that we have referred to in this document. No one else is authorized to provide different information. In addition, this prospectus is not an offer to sell securities in any state to any person where it may be unlawful to do so.

   The information in this prospectus may have changed since the date this prospectus was prepared. Do not assume that your receipt of this prospectus means the information contained in this prospectus is current or unchanged.

Information About Hartmarx

   Hartmarx files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). You may obtain copies of all documents which Hartmarx files with the SEC at various SEC offices, including:

  Judiciary Plaza, Room 1024              Seven World Trade Center
  450 Fifth Street, N.W.                  13th Floor
  Washington, D.C. 20549                  New York, New York 10048

  Northwestern Atrium Center
  500 West Madison Street
  Suite 1400
  Chicago, Illinois 60661.

   You may read and review the documents at those locations at no charge, and you may also obtain copies at set rates at these locations and from the Public Reference Section of the SEC, located at 450 Fifth Street, N.W., Washington, D.C. 20549. For information about the operation of the Public Reference Room call the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information about Hartmarx. The SEC's Internet address is: http://www.sec.gov.

   Hartmarx common stock, $2.50 par value per share, is listed on and trades at the New York Stock Exchange and the Chicago Stock Exchange. You may also inspect copies of Hartmarx' SEC filings at:

   New York Stock Exchange, Inc.          Chicago Stock Exchange, Incorporated
   20 Broad Street                        440 South LaSalle Street
   New York, New York 10005               Chicago, Illinois 60605

   Hartmarx has filed registration statements on Form S-8 with the SEC covering the common stock to be offered under the 1995 Stock Plan for Non-Employee Directors and the 1998 Incentive Stock Plan. Those registration statements contain information which is not contained in this prospectus. SEC rules permit information in registration statements to be included as exhibits, and the registration statements include the exhibits or references to other documents where you can find the exhibits.

   In this prospectus we refer to or explain documents, contracts or agreements in a summary fashion. These references or summaries are not always complete, and so, you should refer to the actual documents, contracts or agreements for a more complete description of those documents, contracts or agreements.

   All information, documents or statements which are incorporated into this prospectus by reference are considered to be modified or superseded by

   (1) the statements and information contained in this prospectus, and

   (2) statements and information contained in documents filed by Hartmarx with the SEC after the date of this prospectus.

   Only the statements and information, as modified or superseded, are a part of this prospectus.

   If you would like a copy of any document which is listed in the section Where You Can Find More Information on page 11, please request the document either by telephone or in writing, from:

                              Mrs. Kay C. Nalbach
                              Assistant Secretary
                              Hartmarx Corporation
                             101 North Wacker Drive
                            Chicago, Illinois 60606
                              Tel No. 312 372-6300

   We will provide a copy of that document to you at no charge.

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
The Plans..............................................................     1
  General Provisions Applicable to Both Plans..........................     1
  The 1995 Director Plan...............................................     2
    Purpose and Administration.........................................     2
    Awards.............................................................     3
      Director Stock Options...........................................     3
      Director Deferred Stock Awards...................................     3
    Exercise...........................................................     4
    Transfer of Awards.................................................     4
    Amendment..........................................................     4
    Tax Consequences...................................................     4
  The 1998 Plan........................................................     5
    Purpose and Administration.........................................     5
    Awards.............................................................     6
      Employee Stock Options and Incentive Stock Options...............     6
      Stock Appreciation Rights........................................     6
      Restricted Stock Awards..........................................     7
    Exercise...........................................................     7
    Dividends and Payment of Awards....................................     7
    Transfers of Options and Awards....................................     8
    Amendment and Termination..........................................     8
    Tax Consequences...................................................     8
Stock Purchase Rights..................................................    10
Where You Can Find More Information....................................    11
Legal Opinions; Experts................................................    11
Indemnification of Directors and Officers..............................    11

The Plans

General Provisions Applicable to Both Plans

   Hartmarx has five stock options plans in effect. Those plans are:

  (1) 1985 Stock Option Plan;
  (2) 1988 Stock Option Plan;
  (3) 1995 Incentive Stock Plan;
  (4) 1995 Stock Plan for Non-Employee Directors; and
  (5) 1998 Incentive Stock Plan.

   For convenience, we sometimes refer to all of these plans as the Plans. Options have been awarded and remain outstanding under the Plans.

   This prospectus covers only the 1995 Director Plan and the 1998 Plan.

   All shares covered by grants and awards under the 1985 Plan, the 1988 Plan and the 1995 Incentive Stock Plan which terminate, lapse or are forfeit will be added to the total number of shares available under the 1998 Plan. No additional grants or awards will be made under any of the 1985, 1988 or 1995 Incentive Stock plans.

   Every award recipient under any of the Plans receives an agreement which contains the applicable terms, conditions and limitations. These terms, conditions and limitations include:

  . The number of shares awarded as Employee Stock Options or Director Stock
    Options;

  . The number of shares awarded as Restricted Stock Awards;

  . The per share option exercise price for the Employee Stock Option or Director Stock Option;

  . When you may exercise the option;

  . How much time you have before the option expires and is no longer exercisable by you;

  . The conditions which must occur for Restricted Stock Awards to vest--that means, when the Restricted Stock is fully and irrevocably owned by you;

  . What happens in the event that your employment ends; and

  . Any rights that Hartmarx may have to change or cancel the award.

   Generally, once you have acquired shares under the Plans, there are no restrictions on your sale of these shares. Hartmarx may require you to deliver a written statement confirming that you have acquired the shares for investment purposes and that you do not intend to re-sell those shares.

   Under Rule 405 of the Securities Act, you are considered an "affiliate" of Hartmarx if you, directly or indirectly,

   (1) control, or

   (2) are controlled by, or

   (3) are under common control with

Hartmarx.

   If you are an "affiliate" of Hartmarx, you, anyone to whom you give the stock as a gift, and your family members, trusts, estates and other entities, may sell the stock acquired through options, Stock Appreciation Rights or Restricted Stock Awards only if the stock has been registered under the Securities Act or if there is an available exemption.

   Also, if you are a director, executive officer or a ten percent stockholder, you may be required to pay to Hartmarx any "profit" which you make on a purchase or sale of Hartmarx stock within a six-month period before or after you exercise your options. Profit is calculated by matching any option or Stock Appreciation Rights exercise with any purchase or sale of shares of stock you make within a six-month period before or after you exercise your options.
Section 16(b) of the Securities Exchange Act governs the conditions of these restricted purchase and sale transactions and the calculation of your profit from these transactions.

   Section 16(b) and the Section 16 rules covering the purchase and sale of stock by directors, officers and ten percent stockholders are very complicated. If you have any questions about any of your option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or stock purchase and sale transactions, you should consult with an attorney before purchasing or selling any shares under the 1995 Director Plan or the 1998 Plan.

   The terms of an award may permit you to deliver shares of common stock to Hartmarx or allow Hartmarx to holdback shares of common stock from an award in an amount necessary to pay your tax withholding obligations. No shares will be issued or delivered to you until the option exercise price has been paid and until you and Hartmarx have complied with all applicable Federal and state laws.

   The grant of an option, Stock Appreciation Rights, Restricted Stock Award or Deferred Stock Award does not give you any rights as a stockholder until the shares covered by the award are actually issued to you.

   All monies paid to Hartmarx from the sale of shares of common stock upon exercise of options are added to the general funds of Hartmarx and will be used for general corporate purposes.

The 1995 Director Plan

Purpose and Administration

   The purpose of the 1995 Director Plan is to give non-employee directors an opportunity to acquire an ownership interest in Hartmarx. The 1995 Director Plan provides an incentive for non-employee directors to give the effort necessary for the continued success and growth of Hartmarx and its subsidiaries. In addition, the opportunity to acquire Hartmarx common stock will help Hartmarx attract highly qualified individuals to serve on the Board and to devote the time necessary to participate actively in the work of the Board.

   No discretionary action or decision-making is required under the 1995 Director Plan. It is a self-administered plan, intended to meet the requirements of Rule 16b-3 under the Securities Exchange Act. The eligible participants, amounts of awards and timing of the awards are all contained in the terms of the 1995 Director Plan.

   If questions arise, or if some decision about the 1995 Director Plan is required, those decisions will be made by Board members who are not eligible to receive awards under the 1995 Director Plan.

   The total number of shares of common stock available for awards under the 1995 Director Plan is 325,000 shares. Shares covered by grants and awards under the 1995 Director Plan which terminate, lapse or are forfeit are not cancelled. These shares remain available for future Director Stock Option and Deferred Stock awards.

   If a director delivers shares of common stock to Hartmarx, either actually or by attestation, as full or partial payment of the option exercise price of any award, the number of shares delivered are added to the total number of shares available for awards under the plan and increase the number of shares available under the 1995 Director Plan.

Awards

   Under the 1995 Director Plan, Hartmarx may grant to Outside Directors-- directors who are neither employees nor officers of Hartmarx:

   . Director Stock Options, and

   . Director Deferred Stock Awards.

Director Stock Options

   Director Stock Options are the same as stock options granted to officers and employees, generally, except that Director Stock Options are granted only to Outside Directors. On each date that a director is elected to the Board by stockholder vote, that director receives an option to purchase a specified number of shares of common stock at a fixed price. The number of shares of common stock covered by Director Stock Options is calculated according to the following formula:

                              Annual Retainer Fee
                 Fair Market Value of Stock on Date of Election

but the award will always be for at least 1,000 shares.

   Fair Market Value is the average of the high and low prices of a share of common stock on the date the award is granted, as reported in The Wall Street Journal or similar readily available public source. If there have been no trades of shares on that date, then the average price of a share for the preceding day on which shares were traded will be used to determine Fair Market Value.

   Also, on each date of election to the Board, each Outside Director may choose to receive an additional Director Stock Option instead of the Annual Retainer Fee. The number of shares covered by this additional Director Stock Option is calculated according to the following formula:

                             Unpaid Retainer Amount
                     Fair Market Value of Stock minus $1.00

and the option exercise price for this additional Director Stock Option is $1.00 per share.

   Director Stock Options with a $1.00 per share exercise price are intended to provide additional compensation to Outside Directors. When these additional Director Stock options are exercised, a director receives compensation equal to the unpaid Annual Retainer Fee, plus or minus any increase or decrease in the market price of the common stock at the exercise date.

   If Hartmarx declares a dividend applicable to all shares if its common stock, shares covered by Director Stock Options outstanding may earn dividend equivalents equal to the cash dividend or cash value of other property that the Outside Director would have received had these Director Stock Option shares been outstanding on the dividend record date.

Director Deferred Stock Awards

   Deferred Stock Awards are credits of share units to a deferred stock account established for each Outside Director. Each unit equals the value of one share of common stock.

   Deferred Stock Award Units are granted on each date of election to the Board. The number of Deferred Stock Award Units granted to each director is the nearest number of whole Units calculated according to the following formula:

                              Annual Retainer Fee
                 Fair Market Value of Stock on Date of Election

   Deferred Stock Awards earn dividend equivalents in the same way as Director Stock Options, but the dividend equivalents are credited to the director's account as additional units. Deferred Stock Award Units are paid in whole shares of common stock. Partial units are paid in cash. Payments are made to a director when the director dies, becomes disabled, or stops serving on the Board.

Exercise

   You may exercise Director Stock Options granted under the 1995 Director Plan six months after the options have been granted to you. You exercise the option by sending Hartmarx written notice of your exercise. You should send the notice to Hartmarx' principal office and you should address the notice to the Corporate Secretary. The notice should specify the number of shares covered by the option being exercised. The notice must include payment of the full purchase price of any shares you intend to purchase plus any taxes that may be due. You may pay the option exercise price in any of the following ways:

   (1) In cash;

   (2) By delivering shares of common stock which you already own which have a cash value equal to the exercise price;

   (3) A combination of cash and shares;

   (4) Authorizing a third party to sell the shares, or a sufficient number of shares, acquired by exercise of a Director Stock Option, instructing the third party to pay to Hartmarx a sufficient amount of the sale proceeds to pay for all the shares acquired and to pay any tax withholding obligations resulting from the exercise;

   (5) any combination of above; or

   (6) any other method permitted by Hartmarx.

Transfer of Awards

   If the award document permits, you can transfer or assign your award, but you may not transfer awards for cash or for anything of value. You may transfer awards:

   (1) by gift to a family member or anyone sharing your household, but not to employees or tenants;

   (2) by gift to a trust or foundation in which you or your family members have more than 50% of the beneficial interest or control the management of assets;

   (3) under a domestic relations order in settlement of marital property rights, even if the transfer is in exchange for value; or

   (4) to any entity, including a family trust or partnership, in which more than 50% of the voting interests are owned by family members, even if the transfer is in exchange for an interest in the entity.

   You may also transfer awards under your will or by the laws of descent and distribution. However, any award which you transfer remains subject to all of the terms, conditions and limitations contained in the award document.

Amendment

   The Board may suspend or amend the 1995 Director Plan if the Board determines that it would be in the best interests of Hartmarx and its stockholders to do so, except that:

   (1) no amendment will affect any of your rights under any outstanding Director Stock Option or Deferred Stock Award without your consent; and

   (2) the 1995 Director Plan may not be amended more than once every six months, and only as permitted by SEC rules.

The term of the 1995 Director Plan is indefinite; it does not expire or lapse on a specific date.

Tax Consequences

   To understand the tax treatment of the awards under the 1995 Director Plan you will need to know the following terms:

   Basis--the tax cost of shares for purposes of determining gain and loss on a sale or other disposition or transfer of shares.

   Holding Period--the period of time that a share is considered owned to determine whether capital gain or loss on the sale or other disposition of the share is long term or short term.

   Long Term Capital Gains--gains on sale of shares held for more than one year. Long Term Capital Gains are taxed at a lower tax rate than short term capital gains and ordinary income.

   Director Stock Options: Under the present Tax Code, no tax is imposed on you, and no deduction is available to Hartmarx, when a Director Stock Option is granted. When you purchase shares of stock by paying the option exercise price of a Director Stock Option, generally, you will receive income equal to the amount by which the fair market value of the stock exceeds the purchase price, and Hartmarx will be entitled to a deduction in an equal amount. Your Basis is the fair market value of the shares which you purchased and your Holding Period begins on the date of exercise.

   Dividend equivalents will also be treated as income when paid to you and Hartmarx will be able to take a deduction at that time in an equal amount.

   If you exercise Director Stock Options and pay the purchase price by delivering shares of common stock, no amount will be includable in your gross income for the number of shares you purchase up to the number of shares which you deliver as payment of the purchase price. Your Basis in the shares which you purchase will be the same as your Basis in the shares you deliver as payment. Your Holding Period for the purchased shares will include the period of time which you held the delivered shares. The fair market value of any shares you purchase which is greater than the number of shares which you use as payment, will be includable in your income and your Holding Period for these shares will begin on the exercise date. The amount you include in income will become your Basis for these shares.

   If you transfer a Director Stock Option by gift, the value of the option on the date of the gift will be used to determine your gift tax liability. When the person to whom you give the options, a child, family member, family trust or family partnership, exercises the option, you will recognize income for the excess of the fair market value of the shares over the option exercise price and Hartmarx will be entitled to a deduction in an equal amount. The donee's Basis in the shares purchased will be the same as described in the immediately preceding paragraph.

   Deferred Stock Awards: Under the current Tax Code, the tax on Deferred Stock Awards and earned dividend equivalents is delayed until you actually receive a distribution of your deferred stock account. At that time, the fair market value of your deferred stock account will be treated as income to you and Hartmarx will be entitled to a deduction in an equal amount.

   Tax laws and regulations are very complicated and you should consult with competent tax experts to determine the tax effects that may apply to your particular situation as a result of your exercise or transfer of a Director Stock Option, the sale or other transfer of shares which you acquire, or your receipt of Deferred Stock Awards and related dividend equivalents.

The 1998 Plan

Purpose and Administration

   The purpose of the 1998 Plan is to promote the interests of Hartmarx and its stockholders by giving key employees of Hartmarx and its subsidiaries an opportunity to purchase Hartmarx common stock. In this way, Hartmarx believes that employees will be motivated to do their best for the continued success and growth of Hartmarx.

   The Compensation and Stock Option Committee of the Board of Directors administers the 1998 Plan. The Committee consists of at least two members of the Board who are not officers or employees of Hartmarx and who are "independent" or "outside" directors as required by Rule 16b-3 under the Securities Exchange Act, and by Section 162(m) of the Tax Code. The members of the Committee are appointed annually and serve for one year or until their successors are qualified.

   At the present time, the members of the Committee are Raymond F. Farley, Chairman, Jeffrey A. Cole, Donald P. Jacobs and Stuart L. Scott. The mailing address of the Committee is the same address as the principal office of
Hartmarx:

                             Hartmarx Corporation
                            101 North Wacker Drive
                            Chicago, Illinois 60606

   The Committee has the exclusive right and power to make all interpretations and decisions regarding the 1998 Plan and to make rules, regulations and guidelines which it determines are necessary or proper to administer the 1998 Plan. These powers include:

   .selecting award recipients;

   .establishing all award terms and conditions;

   .amending award terms and conditions; and

  . adopting procedures and rules governing awards.

   Generally, you need not sign any award or other agreement, but by accepting an award, you agree to all of the terms and conditions of the award.

   The total number of shares of common stock subject to options, Stock Appreciation Rights and Restricted Stock Awards which may be issued under the 1998 Plan is 1,675,000 shares. Of those 1,675,000 shares, the Committee may grant up to 500,000 shares as Restricted Stock Awards.

   No single person may receive awards for more than 500,000 shares during any consecutive three year period. The Committee may grant Incentive Stock Options under the 1998 Plan, but the total number of shares granted as Incentive Stock Options may not exceed 1,000,000.

   Shares delivered by you to Hartmarx, either actually or by attestation, as full or partial payment of the option exercise price of any award, are added to the total number of shares available under the 1998 Plan and increase the number of shares available for future awards.

Awards

   Under the 1998 Plan, the Committee may grant the following types of awards:

   . Employee Stock Options;

   . Incentive Stock Options;

   . Stock Appreciation Rights; and

   . Restricted Stock Awards.

These awards may be granted alone or in combination with other awards.

Employee Stock Options and Incentive Stock Options

   Employee Stock Options and Incentive Stock Options are, generally, the same, but tax laws treat Incentive Stock Options and the shares of stock received by exercising Incentive Stock Options in a different way. Employee Stock Options may be awarded as Incentive Stock Options, as defined in Section 422 of the Tax Code. In most cases, the Tax Code limits the dollar amount of the fair market value of Incentive Stock Options which become exercisable by an employee during any calendar year. That limitation is presently $100,000.

   The purchase price for each share of stock subject to an Employee Stock Option or Incentive Stock Option must equal at least 100 percent of the Fair Market Value of a share of stock on the date that the option is granted.

   Fair Market Value is the average of the high and low prices of a share of common stock on the date the award is granted; as reported in The Wall Street Journal or similar readily available public source. If there have been no trades of shares on that date, then the average price of a share for the preceding day on which shares were traded will be used to determine Fair Market Value.

   The Committee has the power to grant stock options that automatically provide for the grant of a replacement stock option if the exercise price for the option is paid in the form of common stock.

Stock Appreciation Rights

   The Committee may grant Employee Stock Options which include Stock Appreciation Rights. Stock Appreciation Rights permit the award recipient to exercise the Employee Stock Option up to a specified number of shares or receive a cash payment equal to the increase in market price from the date of grant to the date the option is exercised for all or part of the shares covered by the award.

   The Committee may also award Stock Appreciation Rights which give the award recipient the right to elect to receive a combination of shares and cash at the time the recipient exercises the option. In this situation, the award recipient would have the right to receive a payment equal to the difference in the market value of the stock and the exercise price of the option which was set at the date the award was granted. The amounts payable in the form of stock or in cash are set by the Committee on the date of the award, but the cash portion of the payment cannot be more than one-half of the total increase in the market price of the stock. A recipient of a Stock Appreciation Right may choose to purchase all or any part of the shares covered by the award and not receive any cash or share payments.

   Payments to employees who receive Stock Appreciation Rights may be in the form of cash, shares or a combination of both. The payment is equal to the amount of the increase in the fair market value of the specified number of shares on the date of exercise over the fair market value of the shares on the date of the award. Any Stock Appreciation Rights granted retroactively, together with or instead of a stock option, will be granted at a price which is no lower than the fair market value of the original stock option.

Restricted Stock Awards

   Restricted Stock Awards are granted for a specified number of shares or units which have the same value as shares. Recipients of Restricted Stock Awards obtain full ownership of the stock covered by the awards when specific conditions are met or when specific events occur. These conditions and events include:

   .achievement of specified performance goals;

   .continued employment; or

  . other events or conditions as the Committee determines are appropriate at the time the Restricted Stock Award is granted.

   A recipient of a Restricted Stock Award may receive dividends on the shares covered by the Restricted Stock Award if the Committee determines this is appropriate.

   If the terms and conditions of the Restricted Stock Award are not fully satisfied before an employee terminates employment for any reason except death, disability or retirement, all or a portion of the shares and unpaid dividends covered by the Restricted Stock Award will be forfeited, and all forfeited shares will be available for future awards. However, the Committee has the right to decide whether or not the award should be forfeited.

Exercise

   If you have received a stock option or Stock Appreciation Rights under the 1998 Plan, you may exercise the award by sending Hartmarx written notice of your exercise. You should send this notice to Hartmarx' principal office addressed to the Corporate Secretary, and you should specify the number of shares covered by the option or Stock Appreciation Rights being exercised. You must include payment of the full purchase price of any shares you intend to purchase plus any taxes that may be due. You may pay the option exercise price in any of the following ways:

   (1) In cash;

   (2) By delivering shares of common stock which you already own which have a cash value equal to the exercise price;

   (3) A combination of cash and shares;

   (4) Authorizing a third party to sell the shares, or a sufficient number of shares, acquired by exercise of an Employee Stock Option or Incentive Stock Option, instructing the third party to pay to Hartmarx a sufficient amount of the sale proceeds to pay for all the shares acquired and to pay any tax withholding obligations resulting from the exercise;

   (5) any combination of above; or

   (6) any other method permitted by Hartmarx.

   During your lifetime, unless you have transferred an award, only you may exercise an option or Stock Appreciation Right granted to you. Also, you may only exercise the award:

   (1) while you are an employee of Hartmarx or of a parent or subsidiary of Hartmarx, and

   (2) if you have been continuously employed by Hartmarx or by a parent or subsidiary of Hartmarx since the date the Employee Stock Option or Stock Appreciation Right was granted to you.

However, 1998 Plan rules may allow the exercise of an option or Stock Appreciation Right by your executor or your estate after your death, upon a disability, or after termination of employment.

   If you are transferred from the parent company or a subsidiary to another subsidiary or to the parent company, your employment will be considered to be continuous and your transfer will not be a termination of employment under the 1998 Plan.

   If you are granted a leave of absence and the leave is approved by the Committee, the leave of absence will not be considered a termination under the 1998 Plan.

   In any case, neither you, any executor nor anyone to whom you transfer the option or Stock Appreciation Right is permitted to exercise the option or Stock Appreciation Right after the expiration date.

Dividends and Payment of Awards

   The Committee may provide that any awards under the 1998 Plan earn dividends or dividend equivalents. Hartmarx may pay dividends or dividend equivalents to you currently or Hartmarx may credit those payments to an account for you. The Committee may put conditions or restrictions on Hartmarx' payment and your receipt of the dividend payments. The Committee also has the power to require that you reinvest the dividends in additional shares of common stock or in share equivalents.

   Awards and dividends earned under any awards may be paid to you in the form of;

   .cash;

   .shares;

   .other awards; or

  . or in any combination of cash, shares or awards;

all as the Committee determines and with restrictions and limitations as the Committee considers appropriate.

   The Committee may require or permit you to delay your receipt of shares of stock or delay your receipt of cash payments of awards.

Transfers of Options and Awards

   Generally, you may not transfer options and awards. The Committee may allow you to transfer or assign options and awards granted to you. If the Committee chooses to allow transfers, the award document will contain the conditions and limitations applicable to a transfer or assignment. You may not transfer or assign any awards for cash or for anything of value. You may transfer or assign awards:

   (1) by gift to a family member or anyone sharing your household, but not employees or tenants;

   (2) by gift to a trust or foundation in which you or your family members have more than 50% of the beneficial interest or control the management of assets;

   (3) under a domestic relations order in settlement of marital property rights, even if the transfer is in exchange for value; or

   (4) to any entity, including a family partnership or trust, in which more than 50% of the voting interests are owned by family members, even if the transfer is in exchange for an interest in the entity.

You may also transfer awards under your will or by the laws of descent and distribution. Any award which you transfer remains subject to all of the terms, conditions and limitations contained in the award document.

Amendment and Termination

   The Committee has the power to amend, suspend or terminate the 1998 Plan, and may amend the 1998 Plan as necessary to comply with Section 16(b) of the Securities Exchange Act. In addition, stockholder approval of any amendments of the 1998 Plan will be required only if Rule 16b-3 under the Securities Exchange Act requires stockholder approval.

   The Committee may not amend, suspend or terminate the 1998 Plan if:

   (1) the amendment, suspension or termination affects any of your rights under any outstanding option, Restricted Stock Award or Stock Appreciation Right without your consent;

   (2) the amendment extends the time period during which any you may exercise any award;

   (3) the amendment decreases the option exercise price to less than Fair Market Value on the date the option was granted; or

   (4) the amendment materially increases the number of shares available under the 1998 Plan.

The term of the 1998 Plan is indefinite; it does not expire or lapse on a specific date.

Tax Consequences

   The tax effect of each award depends on whether the award is an Employee Stock Option, an Incentive Stock Option, a Stock Appreciation Right or a Restricted Stock Award. Each type of award is discussed under separate headings below. You should refer to the definition of tax terms provided on page 4 of this prospectus under the caption Tax Consequences in the 1995 Directors Plan section.

   Employee Stock Options: Under the present Tax Code, no tax is imposed on you and no deduction is available to Hartmarx, when an Employee Stock Option is granted. When you purchase shares of stock by paying the exercise price of an Employee Stock Option, generally, the amount by which the fair market value of the stock on that date exceeds the purchase price will be income to you and Hartmarx will be entitled to a deduction in an equal amount. Your Basis is the fair market value of the shares which you purchased and your Holding Period begins on the date of exercise.

   If you exercise Employee Stock Options and pay the purchase price by delivering shares, no amount will be includable in your income for the number of shares you purchase up to the number of shares you deliver as payment of the purchase price. Your Basis in the shares you purchase will be the same as your Basis in the shares you deliver as payment. Your Holding Period will include the period you held the shares used as payment of the purchase price. The fair market value of any shares you purchase in excess of the number of shares which you use as payment, will be includable in your income and your Holding Period for these shares will begin on the exercise date. The amount you include in income will become your Basis for these shares.

   If you transfer an Employee Stock Option by gift, the value of the option at the date of the gift will be used to determine your gift tax liability. When the person to whom you gave the options, a child, family member, family trust or family partnership, exercises the option, you will recognize income in an amount equal to the excess of the fair market value of the shares over the option exercise price and Hartmarx will be entitled to a deduction. The donee's Basis in the shares purchased will be the same as described in the immediately preceding paragraph.

   Incentive Stock Options: Under the present Tax Code, no income is recognized by you on either the grant date or the exercise date of an Incentive Stock Option and no deduction is available to Hartmarx. Any sale of these shares will result in capital gain income in an amount equal to sales proceeds minus your Basis in the option shares. This tax treatment is only available if you meet two requirements:

   (1) you must be an employee of Hartmarx or one of its subsidiaries within three months before the date of exercise, or within one year if you are disabled, and

   (2) you must not sell the shares for a minimum period of two years from the date of grant nor one year from the date of exercise.

If your estate exercises an Incentive Stock Option upon or after your death, the two rules mentioned above do not apply.

   Under proposed regulations issued by the IRS, if you use shares to pay the exercise price of an Incentive Stock Option, you will recognize no income and the Basis of the shares you purchase, up to the number of shares you deliver as payment of the purchase price, will be the same. Your Basis for any additional shares you purchase will be zero.

   The exercise of an Incentive Stock Option also creates what is called a Tax Preference Item for Alternative Minimum Tax purposes. Alternative Minimum Tax is an extremely complex computation and beyond the scope of this discussion. You should consult with a tax expert to see if any of the Alterative Minimum Tax rules apply to you.

   Stock Appreciation Rights: No tax is imposed on you and no deduction is available to Hartmarx on the award of Stock Appreciation Rights. Upon exercise of the related Employee Stock Option, you will recognize income for the difference between the fair market value of the shares and the exercise price for any cash or the fair market value of shares you receive under the award. Hartmarx will receive a deduction in an equal amount.

   Restricted Stock Awards: Ownership of shares covered by Restricted Stock Awards granted under the 1998 Plan will be subject to a "substantial risk of forfeiture." Under the Tax Code, this means that the shares will not be considered as paid to you, and will not be considered income to you until the risk of forfeiture of the award has lapsed.

   You will be treated as receiving income and, if the $1 million compensation limitations of Section 162(m) of the Tax Code do not apply, Hartmarx will be entitled to a deduction equal to the fair market value of the shares on the date the restrictions lapse, that is the date on which you irrevocably own the shares. Any payments to you for dividends otherwise payable on shares still subject to restrictions will also be treated as income and a corresponding deduction will be available to Hartmarx.

   Your Basis in the shares will be equal to the income you recognize on the date the restrictions lapse. Your Holding Period for determining Short or Long Term Capital Gain begins on the date the restrictions lapse.

   Within 30 days after the date of the award, you may elect to include the value of a Restricted Stock Award in your income as of the date of the award. If you make this election the value of the Restricted Stock Award will be taxable to you in the year that you make the election and a corresponding deduction will be available to Hartmarx. In this event, any payments to you for dividends will not be deductible by Hartmarx. Your Basis in the shares will be equal to the amount of income you recognize on making the election and your Holding Period begins with the date of the award.

   Tax laws and regulations are very complicated and you should consult with competent tax experts to determine the tax effects that may apply to your particular situation as a result of your exercise or transfer of an Employee Stock Option, Incentive Stock Option, Stock Appreciation Rights, or the vesting of Restricted Stock Awards, and any sale or other transfer shares of which you acquire.

Stock Purchase Rights

   On December 6, 1995, the Board declared a dividend of one right (Right) for each outstanding share of Hartmarx common stock. The dividend was paid on January 31, 1996, to stockholders of record at the close of business on that date (Record Date). The Board also authorized the issuance of one Right for each share of common stock issued after the Record Date and before the earliest of:

   (1) the Distribution Date,
   (2) redemption of the Rights, or
   (3) January 31, 2006 (the Expiration Date).

   Each Right entitles the registered holder to purchase from Hartmarx 1/1000th of a share of Series A Junior Participating Preferred Stock of Hartmarx, at a purchase price of $25 per Right. A full description of all of the terms of the Rights are contained in a Rights Agreement, dated as of December 6, 1995, between Hartmarx and First Chicago Trust Company of New York, as Rights Agent.

   Separate certificates for Rights will not be distributed and the Rights will not be exercisable, unless and until, among other things, a person or group

   (A) acquires 15 percent or more of Hartmarx common stock, or

   (B) announces an offer that could result in acquiring 15 percent or more, of Hartmarx common stock.

   Following an acquisition of 15 percent or more of Hartmarx common stock, each Right holder, but not the person who acquired the 15 percent or more, has the right to receive, upon exercise:

   (1) common stock having a market value of twice the then-current Purchase Price, or, in some cases,
   (2) cash, property or other Hartmarx securities,

unless the 15 percent or more stockholder has offered to purchase all of the outstanding shares of Hartmarx on terms that a majority of the independent directors of Hartmarx have determined to be fair and in the best interest of Hartmarx and its stockholders.

   Similarly, unless specific conditions are met,

   (1) if Hartmarx engages in a merger or other business combination following the purchase of 15% or more of its common stock where Hartmarx is not the surviving corporation, or
   (2) where as a result of the merger or combination, Hartmarx survives with a change or exchange of its common stock, or
   (3) if 50 percent or more of its assets, earning power or cash flow is sold or transferred,

then, in any of these events, the Rights will become exercisable for stock of the acquiror having a market value of twice the then-current Purchase Price, or, in some cases, cash or property.

   The Rights are not exercisable, however, until Hartmarx' right to redeem the Rights has expired.

   Hartmarx may purchase all of the Rights, but not less than all of the Rights, at a price of $.01 per Right, subject to adjustment at any time before the earliest of

   (1) ten days after the acquisition of 15% or more of Hartmarx common stock;
or
   (2) the Expiration Date,

Hartmarx has this right only in some cases and only with the support of a majority of the directors not affiliated with the 15% purchaser.

   Hartmarx, at its option, may pay the redemption purchase price in cash, shares of common stock, valued at the market price at the time of redemption, or any other form of payment which the Board of Hartmarx determines is appropriate. Immediately upon the Board's election to redeem the Rights, the right to exercise the Rights will terminate and the only rights which any of the Rights holders have will be to receive payment of the redemption purchase price.

   Until the rights are exercised, a Right holder has no rights as a stockholder of Hartmarx, and has no right to vote or to receive dividends or distributions.

   A copy of the 1995 Rights Agreement was filed with the SEC on December 29, 1995, as an exhibit to Hartmarx' Current Report on Form 8-K, and is incorporated into this prospectus by reference. Because this is a summary, it is not a complete description of the terms governing the Rights. For a complete description of all of the terms of the Rights, you should carefully read the complete 1995 Rights Agreement.

Where You Can Find More Information

   The following documents filed with the SEC are incorporated into this prospectus:

   (A) Hartmarx' Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

   (B) Hartmarx' Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 1997, filed on June 29, 1998; and

   (C) Registration Statement on Form 8-A, as filed with the SEC on January 29, 1996.

The common stock and Rights are registered under Section 12 of the Securities Exchange Act. The descriptions of the common stock and the Rights are contained in a Form 8-B Registration Statement, filed with the SEC and effective July 14, 1983, and in a Form 8-A Registration Statement, filed with the SEC and effective January 29, 1996. These documents are also incorporated into this prospectus.

   In addition, all other documents filed by Hartmarx with the SEC under the Securities Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus are also incorporated into this prospectus by reference.

Legal Opinions; Experts

   The validity of the issuance of the shares of common stock, and the Rights which apply to these shares, offered by this prospectus have been reviewed from a legal perspective for Hartmarx by Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of Hartmarx. As of March [ ], 1999, Mr. Wohlschlaeger holds options to purchase 43,000 shares of common stock.

Indemnification of Directors and Officers

   The provisions of the General Corporation Law of the State of Delaware and Hartmarx' Restated Certificate of Incorporation authorize Hartmarx to indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding because the person is or was a director, officer, employee or agent of Hartmarx, or served another enterprise at the request of Hartmarx. Hartmarx provides indemnification to these persons against expenses and attorneys' fees, judgments, fines and amounts paid in settlement which these persons actually and reasonably incur in connection with the action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in the best interests of Hartmarx.

   However, Hartmarx may not indemnify the person for any claim, issue or matter for which the person has been determined to be liable to Hartmarx unless, and only if, the Chancery Court of Delaware or the court where the action or suit was brought has determined, at the request of Hartmarx or the person seeking indemnification, that, despite the finding of liability but in light of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses.

   Hartmarx' Bylaws require Hartmarx to indemnify its directors and officers, and to advance expenses and attorneys' fees to them, to the fullest extent permitted by the Delaware law. Hartmarx has entered into Indemnification Agreements, approved by its stockholders, with each member of its Board to provide specific contractual assurance of indemnification, rights to advance reimbursement of related expenses and other protections allowed under Delaware law. Directors' rights under the Indemnification Agreements and directors' and officers' rights to indemnification and advancement of expenses under the Bylaws are in addition to other rights these persons may have available under law, the Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

   The Bylaws further provide that a person's right to indemnification may not be reduced or limited by any later amendment to the Delaware Law or the Bylaws.

   The Delaware law authorizes Hartmarx to purchase indemnification insurance. Hartmarx currently maintains a policy of insurance covering its directors and officers, and the directors and officers of its subsidiaries, with some exceptions, against liabilities which may be incurred by these persons acting in their capacities as officers or directors, as permitted by Section 145 of the same Delaware law. This insurance may cover liabilities under the Securities Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Hartmarx under these provisions, Hartmarx has been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

                           1998 INCENTIVE STOCK PLAN
                           -------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Plan Information

         Not required in this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required in this Registration Statement.


Item 3.  Incorporation of Documents by Reference

         The following documents filed by Hartmarx Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Securities Exchange Act") (Exchange Act File No. 1-8501) are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

         (b) The Company's Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 1997, filed on June 29, 1998;

         (c) The description of the Company's rights to purchase preferred stock contained in the Company's Registration Statement on Form 8-A dated January 23, 1996; and

         (d) The contents of Registration Statement Nos. 33-58653 and 333-30549 filed on April 17, 1995 and on July 1, 1997, respectively.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not required in this Registration Statement.


Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the shares of Common Stock, and the Rights in connection therewith, offered hereby have been passed upon for the Company by Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of the Company. As of the date of this Registration Statement, Mr. Wohlschlaeger holds options covering 43,000 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers

         Not required in this Registration Statement.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

3. Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1995) (1).

4. Rights Agreement dated as of December 6, 1995, between the Company and First Chicago Trust Company of New York (incorporated by reference to
     Exhibit 4.1 to Form 8-K filed December 29, 1995) (1).

5. Opinion of Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of the Company.

23-A.  Consent of PricewaterhouseCoopers LLP.

23-B.  Consent of Frederick G. Wohlschlaeger (included in Exhibit 5).

24.   Powers of Attorney.

(1)   File No. 1-8501


Item 9.  Undertakings

         Not required in this Registration Statement.


                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 26th day of March, 1999.

                                     HARTMARX CORPORATION


                            By:  /s/ FREDERICK G. WOHLSCHLAEGER
                               -------------------------------------
                                     Frederick G. Wohlschlaeger
                                     Senior Vice President, General
                                     Counsel and Secretary


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature                   Title                                      Date
               ---------                   -----                                      ----
                                           Director, Chairman of
                  *                        the Board and Chief
-------------------------------------      Executive Officer                    March 26, 1999
Elbert O. Hand                             (Principal Executive Officer)


                                           Director, President and              March 26, 1999
                  *                        Chief Operating Officer
-------------------------------------
Homi B. Patel


                                          Executive Vice President and
                 *                        Chief Financial Officer               March 26, 1999
-------------------------------------     (Principal Financial Officer)
Glenn R. Morgan

                 *                        Vice President and Controller         March 26, 1999
-------------------------------------     (Principal Accounting Officer)
Andrew A. Zahr

                 *                        Director                              March 26, 1999
-------------------------------------
A. Robert Abboud

                 *                        Director                              March 26, 1999
-------------------------------------
Samaual A.T. Bakhsh

                 *                        Director                              March 26, 1999
-------------------------------------
Jeffrey A. Cole

                 *                        Director                              March 26, 1999
-------------------------------------
Raymond F. Farley

                 *                        Director                              March 26, 1999
-------------------------------------
Donald P. Jacobs

                 *                        Director                              March 26, 1999
-------------------------------------
Charles Marshall

                 *                        Director                              March 26, 1999
-------------------------------------
Michael B. Rohlfs

                 *                        Director                              March 26, 1999
-------------------------------------
Stuart L. Scott

                 *                        Director                              March 26, 1999
-------------------------------------
Ella D. Strubel

*By:  s/ FREDERICK G. WOHLSCHLAEGER
    ---------------------------------------
         Frederick G. Wohlschlaeger
         Attorney-in-Fact

                                 EXHIBIT INDEX

 3. Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
       Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1995) (1).   *

 4. Rights Agreement dated as of December 6, 1995, between the Company and First Chicago Trust Company of New York (incorporated by reference to
       Exhibit 4.1 to Form 8-K filed December 29, 1995) (1).                   *

 5. Opinion of Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of the Company.

23-A.  Consent of PricewaterhouseCoopers LLP.

23-B.  Consent of Frederick G. Wohlschlaeger (included in Exhibit 5).

24.    Powers of Attorney

(1) File No. 1-8501

 *  Documents incorporated by reference